Exhibit 99.1

REPAY Divests Blue Cow Software, a Fuel and Propane Management Business

REPAY Reaffirms Its Previously Provided Financial Guidance for FY 2022

Transaction Enables REPAY to Focus on B2B and Consumer Payments Growth Opportunities

ATLANTA, February 15, 2023 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of vertically-integrated payment solutions, today announced the divestiture of Blue Cow Software, LLC, (“Blue Cow”), a fuel and propane management software business, to PDI Technologies, Inc., (“PDI”), a leading global provider of software solutions for the convenience retail and petroleum wholesale ecosystem. Blue Cow was a subsidiary of BillingTree, which REPAY acquired in June 2021.

“This transaction is part of our strategy to prioritize investments and resources towards B2B payments and consumer payments verticals,” said John Morris, CEO of REPAY. “We expect that the proceeds of the transaction will be used to improve our financial flexibility, which should enable us to continue to focus on organic growth initiatives, reduce net leverage, and execute accretive M&A transactions for assets where there is a strong strategic fit.”

“We are grateful for the contributions the Blue Cow team members have made to our company and believe PDI will further enhance their operations and product offering,” added John Morris.

Strategic Rationale

•
Focus the business on investments in higher organic growth opportunities
•
Accelerates our path towards net leverage below 3.0x
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Accretive to REPAY’s organic gross profit growth (1)

Additional information on the transaction, including financial metrics, can be found here (Presentations | Repay Holdings Corporation).

REPAY reaffirms its guidance previously provided with third quarter 2022 results. The Company will provide 2023 financial guidance, including the impact of this transaction, when it reports its fourth quarter 2022 results.

Advisors

Barclays served as exclusive financial advisor and Troutman Pepper served as legal advisor to REPAY. Berenson & Company served as exclusive financial advisor and Willkie Farr & Gallagher served as legal advisor to PDI.

1 Organic gross profit growth is a non-GAAP financial measure that represents year-on-year gross profit growth that excludes incremental gross profit attributable to acquisitions and divestitures made in the applicable prior period (or any subsequent period).

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, REPAY’s 2022 outlook and other financial guidance, anticipated benefits from the Blue Cow divestiture, use of proceeds, statements regarding REPAY’s market and growth opportunities, and REPAY’s business strategy and the plans and objectives of management for future operations. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control.

In addition to factors previously disclosed in REPAY’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: any inability to realize the benefits of the Blue Cow divestiture (including the anticipated use of proceeds), exposure to economic conditions and political risk affecting the consumer loan market, the receivables management industry and consumer and commercial spending, including inflationary pressures, general economic slowdown or recession; the impacts of the ongoing COVID-19 pandemic, including the continued emergence of new variants, and the actions taken to control or mitigate its spread; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets, including the regulatory environment applicable to REPAY’s clients; the ability to retain, develop and hire key personnel; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources REPAY believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contacts

Investor Relations for REPAY:

ir@repay.com

Media Relations for REPAY:

Kristen Hoyman

khoyman@repay.com

Source: Repay Holdings Corporation